Sub-Item 77Q1(a)

Copies of any material amendments to the registrant’s charter or bylaws:

Amended Schedule B, dated August 16, 2007, to the Declaration of Trust dated November 5, 2004. Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on August 16, 2007 (Accession
Number 0001145443-07-002545).

Sub-Item 77Q1(e)

Amended Schedule A to the Amended and Restated Investment
Advisory Agreement between the Trust and J.P. Morgan
Investment Management Inc. (amended as of August 16, 2007).
Incorporated herein by reference to the Registrant's
Registration Statement as filed with the Securities and Exchange Commission on August 16, 2007 (Accession Number 0001145443-07-002545).